Exhibit 4.1

SIXTH SUPPLEMENTAL INDENTURE

Dated as of June 4, 2018

By and Among

GREAT PLAINS ENERGY INCORPORATED,

As Predecessor Company

EVERGY, INC.,

(f/k/a Monarch Energy Holding, Inc.)

As Successor Company

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

i

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 4, 2018, to an Indenture, dated as of June 1, 2004 (the “Original Indenture” and, as amended and supplemented to the date hereof, the “Indenture”), by and among GREAT PLAINS ENERGY INCORPORATED, a Missouri corporation (the “Predecessor Company”), EVERGY, INC. (f/k/a Monarch Energy Holding, Inc.), a Missouri corporation (the “Successor Company”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (successor to BNY Midwest Trust Company), as Trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Predecessor Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of one or more series of the Company’s Notes as may be determined by the Predecessor Company under the Original Indenture;

WHEREAS, the Predecessor Company and the Trustee have heretofore executed and delivered: (i) the First Supplemental Indenture, dated as of June 14, 2004, pursuant to which the Predecessor Company issued its 4.25% Senior Notes Initially due 2009 in the aggregate principal amount of $150,000,000, none of which remain outstanding; (ii) the Second Supplemental Indenture, dated as of September 25, 2007, pursuant to which the Predecessor Company issued its 6.875% Notes due 2017 in the aggregate principal amount of $100,000,000, none of which remain outstanding; (iii) the Third Supplemental Indenture, dated as of August 13, 2010, pursuant to which the Predecessor Company issued its 2.75% Notes due 2013 in the aggregate principal amount of $250,000,000, none of which remain outstanding; (iv) the Fourth Supplemental Indenture, dated as of May 19, 2011, pursuant to which the Predecessor Company issued its 4.85% Notes due 2021 in the aggregate principal amount of $350,000,000, which remain outstanding; and (v) the Fifth Supplemental Indenture, dated as of March 9, 2017, pursuant to which the Predecessor Company issued the following series of Notes: (a) 2.50% Notes due 2020, (b) 3.15% Notes due 2022, (c) 3.90% Notes due 2027 and (d) 4.85% Notes due 2047, none of which series remains outstanding;

WHEREAS, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2017 (the “Merger Agreement”), by and among Westar Energy, Inc., a Kansas corporation, the Predecessor Company, the Successor Company, and King Energy, Inc., a Kansas corporation, at the Effective Time (as defined in the Merger Agreement), the Predecessor Company will merge with and into the Successor Company, with the Successor Company continuing as the surviving corporation (the “Merger”);

WHEREAS, pursuant to Section 12.01 of the Original Indenture, a successor to the Predecessor Company may assume, by an indenture supplemental to the Original Indenture, all of the obligations of the Predecessor Company under the Indenture, including the due and punctual payment of the principal of and premium, if any, and interest on the Notes Outstanding and the performance of every covenant of the Indenture on the part of the Predecessor Company to be performed or observed;

WHEREAS, pursuant to Section 13.01(a)(4) of the Original Indenture, the Predecessor Company and the Trustee may supplement the Indenture without the consent of any Holder of the Notes Outstanding to evidence the succession of another Person to the Predecessor Company as provided in Article XII of the Original Indenture;

WHEREAS, the Predecessor Company and the Successor Company have determined to enter into, and have requested the Trustee to execute, this Supplemental Indenture for the purpose of confirming that the Successor Company, as successor to the Predecessor Company in the Merger, shall assume the obligations of the Predecessor Company under the Indenture and the Notes Outstanding, as provided in Section 12.01 of the Original Indenture;

WHEREAS, the Predecessor Company has delivered to the Trustee an Officers’ Certificate as well as an Opinion of Counsel as required by Sections 12.01, 13.05 and 15.05 of the Original Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and among the Predecessor Company, the Successor Company and the Trustee for the equal and ratable benefit of the Holders of the Notes Outstanding and for the benefit of the Trustee as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

Section 1.01. Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Original Indenture.

Section 1.02. Additional Definitions. Unless the context otherwise requires, a term defined in the Original Indenture has the same meaning when used in this Supplemental Indenture; provided, however, that, where a term is defined both in this Supplemental Indenture and in the Original Indenture, the meaning given to such term in this Supplemental Indenture shall control for purposes of this Supplemental Indenture and the Original Indenture.

All references herein to Articles or Sections, unless otherwise specified, refer to the corresponding Articles or Sections of this Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.

ARTICLE TWO

Assumption of Obligations

Section 2.01. Assumption of Obligations under Indenture and Notes Outstanding. (a) Pursuant to Section 12.01 of the Original Indenture, the Successor Company, as successor to the Predecessor Company in the Merger, hereby expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes Outstanding and the performance of every covenant of the Original Indenture on the part of the Predecessor Company to be performed or observed.

(b) Pursuant to Section 12.02 of the Original Indenture, the Successor Company succeeds to, is substituted, for and may exercise every right and power of, the Predecessor Company under the Indenture with the same effect as if the Successor Company had originally been named in the Indenture as the “Company.”

ARTICLE THREE

Miscellaneous Provisions

Section 3.01. Effective Date. This Supplemental Indenture shall become effective as of the Effective Time (as defined in the Merger Agreement) on the date that the Successor Company notifies the Trustee in writing that the Effective Time has occurred.

Section 3.02. Ratification of Indenture; Incorporation into Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 3.03. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.04. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 3.05. Conflict with TIA. If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 3.06. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.07. Acceptance. The Trustee accepts the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Predecessor Company, the Successor Company or in respect of the recitals contained herein, all of which are made solely by the Predecessor Company and the Successor Company. All of the rights, protections, benefits, immunities and indemnities afforded or given to the Trustee pursuant to the Original Indenture shall apply to and be enforceable by the Trustee acting in each of its capacities relating to the Notes Outstanding and pursuant to this Supplemental Indenture mutatis mutandi as if set forth and incorporated herein. The Trustee is acting hereunder, not in its individual capacity, but solely in its capacity as Trustee, Note Registrar and paying agent for the Notes under the Indenture.

Section 3.08. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Successor Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 3.09. No Benefit. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Notes Outstanding, any benefit or legal or equitable rights, remedy or claim under this Supplemental Indenture, the Indenture or the Notes Outstanding.

Section 3.10. References to Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context requires otherwise.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

GREAT PLAINS ENERGY INCORPORATED

By	/s/ Lori A. Wright
Name: Lori A. Wright
Title: Vice President – Corporate Planning, Investor Relations and Treasurer

[CORPORATE SEAL]

ATTEST:

By	/s/ Ellen E. Fairchild
Name: Ellen E. Fairchild
Title: Vice President, Chief Compliance Officer and Corporate Secretary

EVERGY, INC.

By	/s/ Lori A. Wright
Name: Lori A. Wright
Title: Vice President – Corporate Planning, Investor Relations and Treasurer

ATTEST:

By	/s/ Jaileah X. Huddleston
Name: Jaileah X. Huddleston
Title: Assistant Secretary and Corporate
Counsel – Securities and Finance

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By	/s/ Karen Yu
Name: Karen Yu
Title: Vice President

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

On the 4th day of June, 2018, before me personally came Lori A. Wright, to me known, who, being by me duly sworn, did depose and say that she is Vice President – Corporate Planning, Investor Relations and Treasurer of GREAT PLAINS ENERGY INCORPORATED, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

[NOTARIAL SEAL]

/s/ Annette G. Carter
Notary Public

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

On the 4th day of June, 2018, before me personally came Ellen E. Fairchild, to me known, who, being by me duly sworn, did depose and say that she is Vice President, Chief Compliance Officer and Corporate Secretary of GREAT PLAINS ENERGY INCORPORATED, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

[NOTARIAL SEAL]

/s/ Annette G. Carter
Notary Public

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

On the 4th day of June, 2018, before me personally came Lori A. Wright, to me known, who, being by me duly sworn, did depose and say that she is Vice President – Corporate Planning, Investor Relations and Treasurer of EVERGY, INC. (f/k/a Monarch Energy Holding, Inc.), one of the corporations described in and which executed the above instrument; and that she signed her name thereto by authority of the Board of Directors of said corporation.

[NOTARIAL SEAL]

/s/ Annette G. Carter
Notary Public

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

On the 4th day of June, 2018, before me personally came Jaileah X. Huddleston, to me known, who, being by me duly sworn, did depose and say that she is the Assistant Secretary and Corporate Counsel – Securities and Finance of EVERGY, INC. (f/k/a Monarch Energy Holding, Inc.), one of the corporations described in and which executed the above instrument; and that she signed her name thereto by authority of the Board of Directors of said corporation.

[NOTARIAL SEAL]

/s/ Annette G. Carter
Notary Public